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                                                                   EXHIBIT 10.92

                             DISTRIBUTION AGREEMENT

        This Agreement is made as of June 27, 1997, between COLLAGEN INTERNATIONAL INC., a California corporation with offices at 2500 Faber Place, Palo Alto, California 94303 ("Collagen"), and LEDERLE (JAPAN), LTD., a Japanese joint stock company with offices at 10-3, Kyobashi, 1-chome, Chuo-ku, Tokyo, Japan ("Distributor").

        WHEREAS, Collagen Corporation and Distributor entered into a Distribution Agreement dated June 26, 1985 and a renewal of the Distribution Agreement dated January 1, 1996 (the "Current Distribution Agreement") pursuant to which Collagen Corporation granted Distributor the exclusive distribution rights for the Products (as defined below) in the Territory (as defined below), and

        WHEREAS, pursuant to the terms of the Current Distribution Agreement the parties have discussed the possibility of establishing a joint venture company in Japan but Distributor has declined to participate in such a joint venture company; and

        WHEREAS, the Current Distribution Agreement is scheduled to expire on June 30, 1997; and

        WHEREAS, the parties wish to extend the grant of exclusive distribution rights to Distributor in accordance with the terms and conditions provided herein until June 30, 1998, unless earlier terminated in accordance with the terms and conditions hereof,

        NOW THEREFORE, in consideration of the mutual promises contained herein, Collagen and Distributor agree as follows:


1.      DEFINITIONS: As used in this Agreement:

        (a) "Products" shall mean Zyderm(R) and Zyplast(R) Collagen Implants as sold by Collagen in the United States and future versions of Zyderm(R) and Zyplast(R) Collagen Implants which are developed and marketed by Collagen during the term of this Agreement for use in skin contour correction and dermal augmentation using needle implantation.

        (b)     "Territory" shall mean Japan.

        (c) "Best Efforts" shall mean a party's reasonable business efforts consistent with its overall business objectives and commensurate with products of like nature, volume and market potential.

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2.      Renewal of Appointment Distributor:

        (a) Exclusive Distributor: Subject to the terms and conditions of this Agreement, Collagen hereby renews the appointment of Distributor, and Distributor accepts such renewed appointment, as Collagen's exclusive distributor of the Products in the Territory.

        (b) Independent Contractors: It is understood that both parties hereto are independent contractors and are engaged in the operation of their own businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

3.      Obligations of Distributor:

        (a) Marketing of Products, Etc.: Distributor agrees to use its Best Efforts to investigate, maintain government approval for, promote and distribute the Products, at its own expense, in the Territory using generally appropriate channels and methods, exercising the same diligence and adhering to the same standards which it employs with respect to its own pharmaceutical products. In particular, Distributor shall at its own expense:

                (i) Exercise due diligence promptly to initiate and carry out clinical investigations as far as they may be required, to obtain and maintain government approvals to import and market the Products in the Territory and to diligently proceed to secure, as may be required from time to time, customs clearances and currency authorizations and any permits necessary therefore in the Territory. Distributor shall keep Collagen generally informed of the regulatory requirements for the Territory.

                (ii) Submit to Collagen regular monthly offtake forecasts for the Products in the Territory and a complete annual marketing plan. Distributor also agrees to update Collagen on a timely basis with information concerning competitive products and procedures.

                (iii) Use its Best Efforts to distribute and sell the Products for use only by physicians for treatment of patients in the Territory in compliance with local laws and regulations and good commercial practice and for uses and applications approved by Collagen for the Products.


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                (iv)    Should the requirements of the Japanese Ministry of
Health and Welfare or any other relevant governmental body related to or affecting the Products change, the parties agree to review these procedures to ensure continued conformity.

        (b) Reports: Distributor shall at its expense submit regular monthly reports to Collagen setting forth sales of the Products by distributor in the Territory for the previous month (including prices, unit sales and other information as may be reasonably requested by Collagen from time to time).

        (c) Protocols: Distributor undertakes to continue to comply with the following listed protocols previously provided to Distributor:

                (i)     International Marketing Recall Guideline

               (ii)     International Marketing Shipment to Customers Guideline

              (iii) International Marketing Receiving of Collagen Products Guideline

               (iv) International Marketing Report of Technical and Medical Complaints Guideline

        (d) Performance of Obligations: Distributor understands, acknowledges, and agrees that the continued maintenance of an image of excellence and high level of ethical marketing of the Products is essential to the continued success of both parties hereto. Accordingly, Distributor hereby agrees it shall, at all times: (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill, and reputation of Collagen; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Collagen, the Products, or the public, including without limitation the making or offering of any payment to any government official for the purpose of influencing any act or decision of such official in furtherance of this Agreement; (iii) make no false or misleading representations, either orally or in any written material, with regard to Collagen or the Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Collagen or the Products; (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, indications, capabilities, or features of the Products that are inconsistent with the literature distributed by Collagen and (vi) not enter into any contract or engage in any practice detrimental to the interests of Collagen in the Products. Violation of any of the provisions in this Section 3(d) shall constitute a material breach of this Agreement, and specifically breach of Sections 3(d)(ii) shall cause this Agreement to be void ab initio.


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4.      OBLIGATIONS OF COLLAGEN:

(a) Requirements of Distributor: Collagen shall supply Distributor's requirements for the Products in the Territory, consistent with commitments to its other customers and Distributor's forecasts of its expected requirements for the Products described in Section 3 above. If Collagen believes it will not be able to satisfy Distributor's requirements for the Products, it shall promptly notify Distributor, specifying the reasons for the expected delay and its duration.

(b) Marketing Support: To assist Distributor in marketing the Products in the Territory, Collagen shall:

        (i) Provide Distributor, free of charge, with information on marketing and promotional plans of Collagen for the Products as well as copies of all marketing, advertising, sales and promotional literature concerning the Products.

        (ii) Provide to Distributor, free of charge, training of key personnel in reasonable amounts and upon reasonable prior written notice at Collagen's facility in Palo Alto, California at the request of Distributor, if such request is agreed to by Collagen, concerning the quality control, storage, transportation, marketing, advertising, promotion, distribution and sale of the Products; provided that Distributor shall be responsible for all transportation and lodging costs of personnel attending such training.

        (iii) Provide to Distributor, free of charge, certificates of analysis concerning the Products purchased by Distributor, certificates of free sale, trademark authorizations and any other documents which Distributor may require for registration purposes, at Distributor's request.

(c) Trademark License: Collagen hereby grants to Distributor for the exclusive right and license to use Collagen's trademarks Zyderm(TM) and Zyplast(TM) for the Products in the Territory for the term of this Agreement, but only in connection with sales of the Products purchased from Collagen in the Territory. Distributor shall be required to use Collagen's trademark with respect to all sales of the Products. Such trademark license shall continue in effect for the Territory while Distributor retains its distribution rights in the Territory under this Agreement. All right, title and interest to Collagen's trademark (except the right to use such trademark set forth herein) shall remain with Collagen. Distributor shall not have the right to use Collagen's name in any advertising or promotion or otherwise without


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                Collagen's prior written consent. Upon Distributor's request
                Collagen shall at its expense file trademark registrations in the Territory.

5.      Terms and Conditions of Sale:

        (a) Terms of Orders: All purchases of the Products by Distributor from Collagen during the term of this Agreement shall be subject to the terms and conditions of this Agreement and to Collagen's Terms and Conditions of Sale as Collagen may establish from time to time, provided that in the event of any conflict between the terms of this Agreement and the Terms and Conditions of Sale of Collagen, this Agreement shall be controlling. Any printed or standard terms and conditions contained in Distributor's purchase order form shall be disregarded. All purchase orders submitted by Distributor to Collagen shall be subject to acceptance by Collagen at its offices at Palo Alto, California, which acceptance shall not be unreasonably held.

        (b) Packaging: All quantities of the products shall be in the form of U.S. packaging with Japanese labeling and Japanese pack inserts, to be shrink wrapped in Fremont, California. The product will be shipped to Japan in this fashion and re-sold by the Distributor who will not break the shrink wrapping.

        (c) Quality Control: Distributor shall check the quality of the Products in accordance with Collagen's instructions as may be given from time to time and shall at all times comply with applicable governmental regulations relating to the Products including but not limited to quality and safety regulations.

        (d) Price and Payment: Collagen shall sell the Products to Distributor for the prices in accordance with Exhibit A hereto. All taxes, fees, duties and other charges with respect to the sale by Collagen to Distributor of the Products (excluding income taxes, franchise taxes and taxes based on income) shall be paid by Distributor or reimbursed by Distributor to Collagen. All payments shall be made within sixty
                (60) days after the date of shipment of the Products to Distributor. If Distributor fails to make any payment to Collagen when due, Collagen may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to Distributor. All payments to Collagen pursuant to this Agreement shall be made in United States currency.


        (e) Warranty: Collagen warrants that the Products sold to Distributor will at all times comply with the requirements of and regulations adopted pursuant to the U.S. Federal Food Drug and Cosmetic Act.



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                Collagen further represents and warrants and hereby agrees to hold Distributor harmless from any and all liability, causes of action, damages and/or judgments, including but not limited to attorney's fees, costs and expenses, which may arise from or due to Collagen's actions in not manufacturing the Products for Distributor in accordance with applicable US Food and Drug Administration ("FDA") rules and regulations and/or in accordance with the IDE/PMA filed and amended by Collagen with respect to the Products which have been approved by the FDA. Collagen will provide, when requested by Distributor, certification that to the best of its knowledge it is in compliance with U.S. laws, statutes, rules, regulations and relevant orders relating to the manufacture, use, distribution and sale of the Products. If Distributor finds any deficiency in quantity and/or any defect in quality of the Products delivered hereunder, Distributor shall promptly give Collagen written notice of such deficiency or defect, and Collagen, upon receiving such notice shall discuss the deficiency or defect with Distributor and will work with Distributor to insure Collagen's obligations under this Agreement with regard to quantity and quality of supply are being met. Distributor shall not be obligated to pay for Products with any claimed deficiencies or defects until such claims are resolved. In the event Collagen agrees that such defect in quality and/or quantity are its responsibility, Collagen shall promptly and without charge to Distributor make up for such deficiency and/or replace such defective Products with Products meeting specifications for Products. Collagen shall bear the costs of return of such defective Products to Collagen. EXCEPT AS SET FORTH ABOVE, COLLAGEN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (f) Collagen will continue to furnish from time to time samples for testing as may be requested by the Japanese authorities free of charge.

6. CONFIDENTIAL INFORMATION: Collagen and Distributor agree that during the term of this Agreement and any subsequent agreement under which Distributor obtains distribution rights to the Products from Collagen or any affiliate or subsidiary of Collagen and for a period of five years thereafter each shall keep completely confidential and shall not publish or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a proprietary nature furnished to it (the "receiving party") by the other party (the "disclosing party") without the prior written approval of the disclosing party in each instance, except to the extent that it is necessary to divulge such information for the purposes of this Agreement or the obtaining of governmental approval for the investigation or marketing of the Products. Nothing in this Section 6 shall prevent disclosure or use of information (i) already known to the receiving party; (ii) which is or become public knowledge; (iii) which is properly acquired by the receiving party from a third party having the





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        right to convey such information. Information of a proprietary nature shall include but not be limited to information concerning a party's products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public.

7.      DEFENSE OF LEGAL ACTIONS AND INDEMNIFICATION:

        (a) Legal Actions: Distributor agrees that Collagen shall have the right to defend, or at its option to settle, any claim, suit or proceedings brought against Distributor or its customers on the issue of infringement of any United States or foreign patent or trademark by reason of the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Collagen shall have sole control of any such action or settlement negotiations, and Collagen agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customers on such issue. Distributor agrees that Collagen at its sole option shall be relieved of the foregoing obligations unless Distributor or its customers notifies Collagen in writing within fifteen (15) days after it becomes aware of any such claim, suit or proceeding and gives Collagen authority to proceed as contemplated herein, and, at Collagen's expense, gives Collagen proper and full information and assistance to settle and/or defend such claim, suit or proceeding. Notwithstanding the foregoing, Collagen assumes no liability for any modification or combination of the Products with other products or for any unauthorized or improper use or application of the Products.

        (b) Indemnification: Collagen and Distributor each agree to indemnify and hold the other party harmless from and against any and all claims made by any person or entity arising out of the manufacturing, testing, marketing, distribution and sale of the Products, where and to such extent the damages are alleged to have been caused by the fault of such party or its employees or agents. Collagen hereby indemnifies and holds Distributor harmless from and against any and all claims made against Distributor where and to the extent that damages are alleged to have been caused by previously unknown or undetected adverse effects or counterindications disclosed by Collagen in its package insert (as updated from time to time) or in U.S. registration applications for the Products provided to Distributor or as Collagen may otherwise notify distributor from time to time without any fault of Distributor.

8.      TERMINATION:

        (a) Term: This Agreement shall commence on July 1, 1997, and shall continue in effect until June 30, 1998, unless earlier terminated in accordance with Article 8(b).


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        (b)     Termination:

                (i) Either party may, at its option, terminate this Agreement without cause by giving to the other party not less than one hundred and twenty (120) days prior written notice.

                (ii) Either party may terminate this Agreement upon thirty (30) days written notice in the event that the other party shall at any time commit a breach of any of its material obligations hereunder and shall fail to correct such breach during the period of said notice.

                (iii) This Agreement shall terminate automatically without further notice or action by either party if the other party shall become insolvent, shall make or seek to make an arrangement with or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such other party, or if a receiver or trustee of such other party's property shall be appointed.

        (c)     Effect of Termination:

                (i) Distributor shall terminate all distribution activities in the Territory immediately upon expiration, non-renewal or termination (collectively, "Termination") of this Agreement and, except as otherwise provided herein, all rights and obligations of the parties hereunder shall cease; provided, however, that Termination shall not relieve the parties of any obligations, including Distributor's obligations to pay purchase prices, accrued prior to said Termination. The obligations of Collagen and Distributor pursuant to Sections 6 and 7 of this Agreement shall survive any Termination of this Agreement. Nothing herein shall limit any remedies which a party may have for the other's default, except as set forth in Section 9(f).

                (ii) Upon Termination, Distributor shall promptly sell to Collagen all Products then in Distributor's inventory considered, in Collagen's sole determination, to be in good condition for sale. The price for any products repurchased by Collagen shall be the prices Distributor paid Collagen for the Products.

9.      General Provisions:

        (a) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of California and the United States


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                excluding the Convention on Contracts for the Sale of Goods and
                that body of laws known as conflicts of law.

        (b) Arbitration: Any dispute or claim arising out of or in relation to this Agreement shall be finally settled by binding arbitration in San Francisco, California under the Commercial Arbitration Rules of the American Arbitration Association by one
                (1) arbitrator appointed in accordance with such Rules. Judgment on the award rendered by the arbitrator may be enforced by any court of competent jurisdiction.


        (c) Entire Agreement: This Agreement represents the entire agreement and understanding of Collagen and Distributor with respect to distribution of the Products, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by authorized representatives of Distributor and Collagen.

        (d) Assignment: Neither Collagen nor Distributor shall assign any of its rights or obligations pursuant to this Agreement except to a successor to substantially all of its business by merger or other form of reorganization.

        (e) Notices: Any notice required or permitted to be given hereunder shall be in writing and in English and sent by facsimile (with confirmation sent by regular airmail) or by pre-paid registered air mail, return receipt requested, addressed to the parties at their respective addresses as the parties may designate in writing. Notice, including notice of change of address, shall be deemed served on the business day following transmission in the case of notice sent by facsimile or seven (7) days after deposit in the mail for notice sent by pre-paid registered airmail.

        (f) Limitation of Damages: In no event shall either party be liable to the other for incidental, consequential or punitive damages, even if such party shall have been advised of the possibility of the same.

        (g) Force Majeure: Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of Distributor of Collagen, including without limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.



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                (h)     Shareholders not Liable: Shareholders of Distributor
and Collagen shall have no responsibility or liability with respect to rights and obligations contained in this Agreement.

                (i) Headings: Headings contained herein are for convenience only and shall not affect the interpretation of any of the provisions of this Agreement.


        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

        COLLAGEN INTERNATIONAL INC. LEDERLE (JAPAN), LTD.

        /s/ GARY S. PETERSMEYER            /s/ JIRO HAYASHI
        -----------------------------      -------------------------------
        Name:  Gary S. Petersmeyer         Name:  Jiro Hayashi
        Title: President/CEO               Title: Senior Managing Director


        /s/ JOHN SAMPSON
        -----------------------------
        Name:  John Sampson
        Title: Director of Distributor
               Markets & Joint Ventures





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                                                                      EXHIBIT A


Products                                                            Price (US$)

*                                                                        *
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*                                                                        *
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